    As filed with the Securities and Exchange Commission on October 5, 1999
                                                  Registration Number 333-______

                        SECURITES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      -------------------------------------

                            CHICAGO TITLE CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                            36-4217886
        (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)           Identification Number)

             171 North Clark Street
                Chicago, Illinois                       60601-3294
         (Address of Principal Executive                (Zip Code)
                     Offices)

         CHICAGO TITLE AND TRUST COMPANY SAVINGS AND PROFIT SHARING PLAN
                            (Full Title of the Plan)

                            Paul T. Sands, Jr., Esq.
                            Executive Vice President,
                          General Counsel and Secretary
                            Chicago Title Corporation
                             171 North Clark Street
                          Chicago, Illinois 60601-3294
                                 (312) 223-2000

            (Name, address and telephone number of agent for service)

                         ------------------------------

                                   Copies to:
                              Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                                 (212) 259-8000

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed Maximum
        Title Of                              Proposed Maximum        Aggregate        Amount of
    Securities To Be        Amount To Be     Offering Price Per    Offering Price     Registration
     Registered (1)          Registered           Unit (2)               (2)              Fee
------------------------- ----------------- --------------------- ------------------ ---------------
Common Stock,
     par value
    $1.00 per share          500,000            $39.65625         $19,828,125.00      $5,512.22
------------------------- ----------------- --------------------- ------------------ ---------------

(1) Represents shares of Common Stock issuable pursuant to the Chicago Title and Trust Company Savings and Profit Sharing Plan (the "CT&T Savings Plan") being registered hereon. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Furthermore, 170,000 shares of Common Stock issuable pursuant to the CT&T Savings Plan were previously registered with the Securities and Exchange Commission on June 15, 1998 on Registration Statement No. 333-56843.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of September 30, 1999.

                 INCORPORATION OF EARLIER REGISTRATION STATEMENT

         The contents of Registration Statement No. 333-56843 are incorporated herein by reference.

ITEM 8.       Exhibits.

         The documents listed hereunder are filed as exhibits hereto.

Exhibit Number               Description
--------------               -----------
     23                      Consent of KPMG LLP.
     24                      Power of Attorney (included on Signature Page).

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of October, 1999.

                                         CHICAGO TITLE CORPORATION

                                         By   /s/John Rau
                                           -------------------------------------
                                           John Rau
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby constitute and appoint John Rau and Paul T. Sands, Jr., and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of Common Stock and interests registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this Registration Statement in respect of said shares and to any documents filed as part of or in connection with said Registration Statement or amendments; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents do or cause to be done by virtue hereof.

Date: October 5, 1999                    CHICAGO TITLE CORPORATION

                                         By   /s/ John Rau
                                           -------------------------------------
                                           John Rau
                                           President and Chief Executive Officer
                                            and Director
                                           (principal executive officer)

Date:              October 5, 1999       By /s/ Peter G. Leemputte
                                           ----------------------------------
                                           Peter G. Leemputte
                                           Executive Vice President,
                                           Chief Administrative Officer
                                           and Chief Financial Officer
                                           (principal financial officer)


Date:              October 5, 1999       By /s/ Bryan R. Willis
                                           ----------------------------------
                                           Bryan R. Willis
                                           Vice President and
                                           Corporate Controller
                                           (principal accounting officer)


Date:              October 5, 1999       By /s/ Norman R. Bobins
                                           ----------------------------------
                                           Norman R Bobins
                                           Director


Date:              October 5, 1999       By /s/ John J. Burns, Jr.
                                           ----------------------------------
                                           John J. Burns, Jr.
                                           Director


Date:                                   By___________________________________
                                           Peter H. Dailey
                                           Director


Date:              October 5, 1999       By  /s/ John F. Farrell, Jr.
                                           ----------------------------------
                                           John F. Farrell, Jr.
                                           Director

Date:              October 5, 1999       By /s/ Robert M. Hart
                                           ----------------------------------
                                           Robert M. Hart
                                           Director


Date:                                    By___________________________________
                                           Philip G. Heasley
                                           Director


Date:              October 5, 1999       By /s/ Allan P. Kirby, Jr.
                                           __________________________________
                                           Allan P. Kirby, Jr.
                                           Director


Date:              October 5, 1999       By /s/ M. Leanne Lachman
                                           ----------------------------------
                                           M. Leanne Lachman
                                           Director


Date:              October 5, 1999       By /s/ William K. Lavin
                                           __________________________________
                                           William K. Lavin
                                           Director


Date:              October 5, 1999       By /s/ Lawrence F. Levy
                                           ----------------------------------
                                           Lawrence F. Levy
                                           Director


Date:              October 5, 1999       By /s/ Margaret P. MacKimm
                                           __________________________________
                                           Margaret P. MacKimm
                                           Director


Date:              October 5, 1999       By /s/ Langdon D. Neal
                                           ----------------------------------
                                           Langdon D. Neal
                                           Director

Date:              October 5, 1999       By /s/ Alan N. Prince
                                           ------------------------------------
                                           Alan N. Prince
                                           Director


Date:              October 5, 1999       By /s/ Richard P. Toft
                                           ------------------------------------
                                           Richard P. Toft
                                           Director

         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee of the CT&T Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 5th day of October, 1999.

                                      CHICAGO TITLE AND TRUST
                                      COMPANY SAVINGS AND PROFIT
                                      SHARING PLAN

                                      By /s/ Seymour A. Newman
                                        ---------------------------------------
                                        Name:  Seymour A. Newman
                                        Title: Senior Vice President
                                               Chief Financial Officer
                                               and Treasurer, The Chicago
                                               Trust Company

                               INDEX TO EXHIBITS

Exhibit Number               Description
--------------               -----------
    23                       Consent of KPMG LLP.

    24                       Power of Attorney (included on Signature Page).